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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-11(c) or Section 240.14a-12

SL GREEN REALTY CORP. (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        March 19, 2003

Dear Stockholder:

        You are invited to attend the annual meeting of stockholders of SL Green Realty Corp. This year's meeting will be held on Wednesday, May 7, 2003 at 10:00 a.m., local time, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York.

        The attached proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the accompanying proxy statement. We hope that you will be able to attend the meeting. Our directors and management team will be available to answer questions. Afterwards, there will be a vote on the matters set forth in the accompanying proxy statement.

        Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares of common stock in person. We look forward to seeing you at the meeting.

Sincerely,

Stephen L. Green Chairman of the Board and Chief Executive Officer

SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York 10170-1881

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 7, 2003

        The 2003 annual meeting of stockholders of SL Green Realty Corp. will be held on Wednesday, May 7, 2003 at 10:00 a.m., local time, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York. At the annual meeting, stockholders will vote upon the following proposals:

        1.    To elect two Class III directors to serve until the 2006 annual meeting of stockholders and until their successors are duly elected and qualified;

        2.    To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003; and

        3.    To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

        Our Board of Directors has fixed the close of business on March 19, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for ten calendar days prior to the annual meeting, between the hours of 8:30 a.m. and 4:30 p.m., local time, at our corporate offices located at 420 Lexington Avenue, New York, New York 10170-1881. You may arrange to review this list by contacting our Secretary, Andrew S. Levine.

        You are requested to fill in and sign the enclosed form of proxy, which is being solicited by our Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. In addition, stockholders of record who attend the annual meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of our Board of Directors

Andrew S. Levine Secretary
New York, New York March 19, 2003

Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. If you attend the annual meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card.

i

SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York 10170-1881

PROXY STATEMENT

FOR 2003 ANNUAL MEETING OF STOCKHOLDERS
to be held on May 7, 2003

        We are sending this proxy statement and the enclosed proxy card to our stockholders on or about March 19, 2003 in connection with the solicitation of proxies by the Board of Directors of SL Green Realty Corp. for use at the 2003 annual meeting of stockholders to be held on Wednesday, May 7, 2003 at 10:00 a.m., local time, at the Grand Hyatt New York Hotel, Park Avenue at the Grand Central Terminal, 109 East 42nd Street, New York, New York or at any postponement or adjournment of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?

        If our records show that you were a stockholder of our common stock at the close of business on March 19, 2003, which is referred to as the record date, you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

What is the purpose of the meeting?

        At the annual meeting, you will be asked:

  •
  to vote upon the election of two Class III directors;

  •
  to ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003; and

  •
  to consider and act upon any other matters that may properly be brought before the meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of common stock entitled to vote at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were 30,918,655 shares of common stock outstanding and entitled to vote at the meeting.

What vote is needed to approve each proposal?

        The affirmative vote of the holders of record of a plurality of all of the votes cast at the meeting at which a quorum is present is necessary for the election of our Class III directors. The affirmative vote of the holders of record of a majority of all of the votes cast at the meeting at which a quorum is present is required for the ratification of our independent auditors and the approval of any other matters properly presented at the meeting for stockholder approval. Abstentions do not constitute a vote "for" or "against" any matter being voted on at the annual meeting and will not be counted as "votes cast," although they will count toward the presence of a quorum. Broker "non-votes," or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the annual meeting.

Can I change my vote after I submit my proxy card?

        If you cast a vote by proxy, you may revoke it at any time before it is voted by:

  •
  filing a written notice revoking the proxy with our Secretary at our address;

  •
  signing and forwarding to us a proxy dated later; or

  •
  appearing in person and voting by ballot at the meeting.

        If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy.

How do I vote?

        We request that you complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-prepaid envelope. You may also attend the meeting in person and vote in person. If your shares of common stock are held by a broker, bank or other nominee, you will receive instructions from your nominee which you must follow in order to have your shares of common stock voted. Such stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of common stock of record.

How is my vote counted?

        If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the meeting, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted for the election of the nominees for Class III directors named in this proxy statement and for ratification of our Board of Director's selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003, and as recommended by our Board of Directors with regard to all other matters in its discretion. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

What other information should I review before voting?

        For your review, our 2002 annual report, including financial statements for the fiscal year ended December 31, 2002, is being mailed to you concurrently with the mailing of this proxy statement. The annual report, however, is not part of the proxy solicitation material.

Who is soliciting my proxy?

        This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the cost of the solicitation of proxies. We have retained Morrow & Co., Inc. at an aggregate estimated cost of $4,500, plus out-of-pocket expenses, to assist in the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone.

PROPOSAL 1: ELECTION OF DIRECTORS

        Our Board of Directors currently consists of five members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

        At the annual meeting, two directors will be elected to serve until the 2006 annual meeting and until their successors are duly elected and qualified. Our Nominating Committee has nominated John H.

Alschuler, Jr. and Stephen L. Green to serve as Class III directors. The nominees are currently serving as Class III directors. Our Nominating Committee anticipates that each nominee will serve, if elected, as a director. However, if either nominee is unable to accept election, proxies voted in favor of the particular nominee will be voted for the election of such other person or persons as our Nominating Committee may recommend.

  The Board of Directors unanimously recommends a vote FOR each Nominee.

Information Regarding the Nominees and the Continuing Directors

        The following table and biographical descriptions set forth certain information as of March 5, 2003 with respect to each nominee for election as a Class III director at the annual meeting and the continuing directors whose terms expire at the annual meetings of stockholders in 2004 and 2005, respectively, based upon information furnished by each director.

Name	Age	Director Since	Amount And Nature of Beneficial Ownership of Common Stock(1)		Percent of Total(2)
Class III Nominee Directors (terms to expire in 2006)
John H. Alschuler, Jr.	54	1997	30,937		*
Stephen L. Green	64	1997	2,825,785	(3)	9.1%
Class I Continuing Director (term expires in 2004)
Edwin Thomas Burton, III	60	1997	30,937		*
Class II Continuing Directors (terms expire in 2005)
Marc Holliday	36	2001	461,000		1.5%
John S. Levy	67	1997	30,937		*

*
Less than 1% of class.

(1)
For purposes of this table, a person is deemed to have "beneficial ownership" of the number of shares of common stock that such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days or pursuant to the the redemption of units of limited partnership interests, or units, in our operating partnership, SL Green Operating Partnership, L.P., a Delaware limited partnership, of which SL Green Realty Corp. is the general partner (assuming we elect to issue common stock rather than pay cash upon such redemption). See "Executive Compensation" beginning on page 10 for a discussion of the vesting of stock options granted to directors and officers. Pursuant to the terms of the First Amended and Restated Agreement of Limited Partnership of our operating partnership, dated as of August 20, 1997, as amended, upon a notice of redemption from a unit holder, our operating partnership is obligated to redeem units for cash or, at our option, on a one-for-one basis for shares of common stock.

(2)
As of March 19, 2003, 30,918,655 shares of common stock were outstanding. For purposes of computing the percentage of outstanding shares of common stock held by each person, any share of common stock which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days or pursuant to the redemption of units (assuming we elect to issue common stock rather than pay cash upon redemption) is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes 1,922,034 units.

Class III Nominees for Election—Terms Expire in 2006

        John H. Alschuler, Jr.  has served as a director since 1997 and serves on our Audit Committee, our Executive Committee and is Chairman of our Compensation and Nominating Committees of our Board of Directors. He is the President of Hamilton, Rabinowitz & Alschuler, Inc. and the Partner in Charge of its New York office. Hamilton, Rabinowitz & Alschuler, Inc. is a nationally recognized consulting firm with 20 years of experience in real estate, advisory services, policy, and management consulting. Mr. Alschuler conducts a broad range consulting practice focused on the revitalization of urban communities and the construction of significant places with sound economic and social foundations. He has advised a wide range of development clients including the Alliance for Downtown New York, the New Jersey Performing Arts Center, The Guggenheim Foundation, The Related Companies, Madison Square Garden, Brookfield Properties, the Government of Kuwait, Queens West Development Corporation, Empire State Development Corporation and the State of New York, among others. He has also advised a large array of public organizations and elected officials, including the Mayor and Governor of the State of New York and a variety of State Governors across the nation on various issues, including economic development, real estate development and capital construction. Most recently, he led the advisory team that shaped former Mayor Rudolph Guiliani's and Governor George Pataki's plan for the redevelopment of Governor's Island. He currently serves as the Chief Consultant for the redevelopment of the Brooklyn Waterfront. He also assists the office of the Deputy Mayor of Washington, D.C. in the management of large scale real estate transactions. Mr. Alschuler is also an Adjunct Associate Professor at Columbia University where he teaches real estate development. Mr. Alschuler received a B.A. degree from Wesleyan University and an Ed.D. degree from the University of Massachusetts at Amherst.

        Stephen L. Green  has served as our Chairman and member of our Executive Committee of our Board of Directors and as our Chief Executive Officer since 1997. Mr. Green founded S.L. Green Real Estate in 1980. Prior to our initial public offering in 1997, Mr. Green was involved in the acquisition of over 50 Manhattan office buildings containing in excess of 4.0 million square feet. As of December 31, 2002, we were the second largest non-institutional owner of office buildings in New York City, with interests in 25 properties comprising over 11.5 million square feet of space. Mr. Green is an at-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York and has previously served as Chairman of the Real Estate Board of New York's Tax Committee. He currently serves as a member on the Boards of Directors of the Starlight Foundation and Street Squash. Mr. Green received a B.A. degree from Hartwick College and a J.D. degree from Boston College Law School.

Class I Continuing Director—Term Expires In 2004

        Edwin Thomas Burton, III  has served as a director since 1997 and serves as Chairman of our Audit Committee, and is a member of our Compensation and Nominating Committees. Mr. Burton is a member, and from 1997 until March 2001 served as Chairman of the Board of Trustees, of the Investment Advisory Committee of the Virginia Retirement System for state and local employees of the Commonwealth of Virginia. Mr. Burton served as the Chairman of the Virginia Retirement System Special Committee on the sale of RF&P Corporation, a $570 million real estate company. Since 1988, he has served as a professor of economics at the University of Virginia. Mr. Burton has served as a director of Virginia National Bank since 1998 and is currently Chairman of its Compensation Committee. From 1994 until 1995, Mr. Burton served as Senior Vice President, Managing Director and member of the Board of Directors of Interstate Johnson Lane, Incorporated, an investment banking firm where he was responsible for the Corporate Finance and Public Finance Divisions. From 1987 to 1994, Mr. Burton served as President of Rothschild Financial Services, Incorporated (a subsidiary of Rothschild, Inc. of North America), an investment banking company headquartered in New York City that is involved in proprietary trading, securities lending and other investment activities. Mr. Burton also serves as a consultant to numerous companies on investment strategy and investment banking. Mr. Burton served on the Board of Directors of Capstar, a publicly traded hotel company, and SNL Securities, a private securities data company. He has held various teaching positions at York College, Rice University and Cornell University and has written and lectured extensively in the field of economics. Mr. Burton received a B.A. degree and an M.A. degree in economics from Rice University and a Ph.D. degree in economics from Northwestern University.

Class II Continuing Directors—Terms To Expire in 2005

        Marc Holliday  joined our company as Chief Investment Officer in July 1998 and was promoted to President on April 1, 2001. In December 2001, Mr. Holliday was appointed to our Board of Directors to fill the vacancy created by the resignation of Benjamin P. Feldman from our Board of Directors in November 2001. Mr. Holliday also is a member of our Executive Committee of our Board of Directors. Mr. Holliday's responsibilities include developing corporate strategies to increase stockholder value and long-term capital planning. Mr. Holliday has been the main architect behind our focused business plan that featured the repositioning and strategic upgrading of the portfolio to larger avenue properties with higher quality tenants, while at the same time driving significantly strong earnings performance and growth in stockholder value. Mr. Holliday implemented this plan by overseeing a diversified strategy involving selective acquisitions and dispositions coupled with a successful joint venture initiative and structured finance program. Under Mr. Holliday's investment guidance, we have grown to be one of the largest owners of commercial office properties in Manhattan. Prior to joining our company, he was Managing Director and Head of Direct Originations for New York-based Capital Trust (NYSE:CT). From 1991 to 1997, Mr. Holliday served in various management positions, including Senior Vice President at New York-based Victor Capital Group, a private real estate investment bank specializing in advisory services, investment management and debt and equity placements. Mr. Holliday received a B.S. degree in Business and Finance from Lehigh University in 1988, as well as an M.S. degree in Real Estate Development from Columbia University in 1990.

        John S. Levy  has served as a director since 1997 and serves on our Audit, Compensation and Nominating Committees of our Board of Directors. Mr. Levy is a private investor. He also serves as a director of the Bear Stearns Asset Management Inc. Mr. Levy was associated with Lehman Brothers Inc. (or its corporate predecessors) from 1983 until 1995. During that period, Mr. Levy served as Managing Director and Chief Administrative Officer of the Financial Services Division, Senior Executive Vice President and Co-Director of the International Division overseeing the International Branch System, and Managing Partner of the Equity Securities Division, where he managed the International, Institutional, Retail and Research Departments. Prior to that period, Mr. Levy was associated with A.G. Becker Incorporated (or its corporate predecessors) from 1960 until 1983. At A.G. Becker, Mr. Levy served as Managing Director of the Execution Services Division, Vice President-Manager of Institutional and Retail Sales, Manager of the Institutional Sales Division, Manager of the New York Retail Office and a Registered Representative. Mr. Levy received a B.A. degree from Dartmouth College.

Biographical Information Regarding Executive Officers Who Are Not Directors

        Michael W. Reid  joined our company in February 2001 as Chief Operating Officer. Mr. Reid oversees finance, capital markets activity, investor relations and corporate administration. Prior to joining our company, Mr. Reid was a Managing Director at Lehman Brothers Inc. in the Global Real Estate Department. While at Lehman Brothers Inc., Mr. Reid headed the Real Estate Group's Equity Practice from 1993. In this capacity, he led our initial public offering in 1997 and was involved in over $7 billion in equity offerings, including ten lead managed initial public offerings for a diverse group of real estate companies. In over 17 years of investment banking, Mr. Reid has also been involved in over $8 billion in mortgage and unsecured debt transactions, as well as a full range of strategic and corporate advisory assignments. From 1984 to 1987, Mr. Reid worked at The First Boston Corporation where he worked on asset sales, mortgage financings, leasing and strategic advisory. From 1982 to 1984, Mr. Reid worked at Landauer Associates where he worked in the Marketing Division specializing in leasing. Mr. Reid received a B.A. from Yale University in 1975 and a Master of Divinity from Yale University in 1978. Mr. Reid is 49 years old.

        Gerard T. Nocera  currently serves as our Executive Vice President-Director of Real Estate. He is responsible for all capital projects, leasing programs and the management of all properties owned and managed by us. He also served as our Executive Vice President-Director of Leasing from 1997 to 2001 and for SL Green Properties, Inc. from 1991 to 1997. During those periods, Mr. Nocera was responsible for the development and implementation of all marketing and leasing programs for the properties owned and managed by us. Prior to joining our company, Mr. Nocera worked as a Promotional Broker for seven years as well as working for the Cohen Brothers as a New York landlord representative. Mr. Nocera is a member of the Real Estate Board of New York and the YMWREA. Mr. Nocera received a B.A. degree from Duquesne University. Mr. Nocera is 46 years old.

        Thomas E. Wirth  has served as our Chief Financial Officer since June 1999 and joined our company in 1997 as Vice President-Finance. Prior to joining our company, from 1995 to 1997, Mr. Wirth was Vice President of Financial Reporting and Analysis for Greenwich, Connecticut-based United Waste System, Inc., a waste management company acquired in 1997 by USA Waste Services, Inc. Mr. Wirth also spent ten years with Ernst & Young LLP in various positions, including Senior Manager. Mr. Wirth received his B.A. degree in business management and accounting from Gettysburg College and is a licensed CPA. Mr. Wirth is 39 years old.

        Andrew S. Levine  has served as our General Counsel, Executive Vice President and Secretary since November 2000. Prior to joining our company, Mr. Levine was a partner at the law firm of Pryor, Cashman, Sherman & Flynn, LLP. Mr. Levine was also a partner at the firm of Dreyer & Traub. As a member of the REIT and Real Estate Transactions and Business groups at Pryor, Cashman, Sherman & Flynn, LLP, Mr. Levine served as counsel for a diverse client base of public and private real estate companies, national retailers, REITs, private developers, investment advisers and lenders. Mr. Levine received a B.A. degree from the University of Vermont in 1980 and a J.D. degree from Rutgers School of Law in 1984. Mr. Levine is 44 years old.

The Board of Directors and its Committees

        We are managed by a five member Board of Directors, a majority of whom are independent of our management, as such term is defined by the rules of the New York Stock Exchange Inc., or the NYSE. Our Board of Directors held four meetings during fiscal year 2002. Each of the directors attended at least 75% of the total number of meetings of our Board of Directors held during 2002.

        Audit Committee.    We have a standing Audit Committee, consisting of John H. Alschuler, Jr., Edwin Thomas Burton, III (Chairman) and John S. Levy, each of whom is "independent" within the meaning of the rules of the NYSE. Our Audit Committee adopted a written charter for our Audit Committee, a copy of which was attached as Exhibit A to our 2001 proxy statement. Information regarding the functions performed by our Audit Committee is set forth in the "Audit Committee Report" included in this annual proxy statement. Our Audit Committee held eight meetings during fiscal year 2002. Each of the committee members attended at least 75% of the total number of meetings of our Audit Committee held during fiscal year 2002.

        Executive Committee.    Subject to the supervision and oversight of our Board of Directors, our Executive Committee, which consists of Stephen L. Green, Marc Holliday and John H. Alschuler, Jr., has the authority to approve the acquisition, financing and disposition of investments by us and to authorize the execution of certain contracts and agreements, including those relating to the borrowing of money by us, and to exercise generally all other powers of our Board of Directors, except for those which require action by all directors or the independent directors under our articles of incorporation or bylaws or under applicable law. To date, our full Board of Directors has approved all of our acquisitions, financings and dispositions of investments.

        Compensation Committee.    Our Compensation Committee, which consists of John H. Alschuler, Jr. (Chairman), Edwin Thomas Burton, III and John S. Levy, makes recommendations and exercises all powers of our Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. Our Compensation Committee also has authority to grant awards under our Amended 1997 Stock Option and Incentive Plan, as amended. Our Compensation Committee held two meetings during fiscal year 2002.

        Nominating Committee.    Our Nominating Committee, which consists of John H. Alschuler, Jr. (Chairman), Edwin Thomas Burton, III and John S. Levy, is responsible for selecting and nominating individuals to serve as members of our Board of Directors. Our Nominating Committee did not meet during fiscal year 2002, but it did meet in March 2003 to nominate two Class III directors to be voted on at our 2003 annual meeting.

Director Compensation

        Effective July 1, 2002, our Board of Directors approved an increase in the director's fee with respect to independent directors from $12,000 to $25,000. Each independent director also receives $1,000 for each meeting of our Board of Directors attended and $500 for each committee meeting attended, provided such committee meeting does not occur on a day on which a Board of Directors meeting is held. The director's fee is payable quarterly half in stock and half in cash, unless an independent director elects to have the director fee paid 100% in stock. The meeting fees are paid in cash. One of our independent directors who resides outside of New York is reimbursed for expenses of attending Board of Director and committee meetings.

        The Chairman of our Audit Committee receives an additional annual fee of $6,000, which is payable in cash. In addition, each member of our Audit Committee is entitled to a fee of $4,000 per meeting for each of the two special meetings of the Audit Committee held independently of meetings of our Board of Directors. Each independent director, upon initial election or appointment to our Board of Directors, receives options under our Amended 1997 Stock Option and Incentive Plan, as amended, to purchase 6,000 shares of common stock at the market price of the common stock on the date of grant. In addition, under our Amended 1997 Stock Option and Incentive Plan, as amended, each independent director is granted options to purchase 6,000 shares of common stock, which are priced at the close of business on the day of our Board of Director's annual meeting, all of which vest on the date of grant.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        Our Board of Directors, upon the recommendation of our Audit Committee, has selected the accounting firm of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2003, subject to ratification of this appointment by our common stockholders. Ernst & Young LLP has served as our independent auditors since our formation in June 1997 and is considered by our management to be well qualified. Ernst & Young LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or any of our subsidiaries in any capacity.

Fee Disclosure

  Audit Fees

        Fees for audit services totaled approximately $311,000 in 2002 and $274,000 in 2001, including fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q.

  Audit-Related Fees

        Fees for audit-related services totaled approximately $663,000 in 2002 and $647,000 in 2001. The audit-related services principally include fees for public filings in connection with various property acquisitions, joint venture, operating expense and tax certiorari audits, and services relating to public filings in connection with preferred and common stock offerings. Our joint venture partners paid approximately half of the joint venture audit fees. In addition, the audit-related services include fees for agreed upon procedures and accounting research and consultations.

  Tax Fees

        Fees for tax services, including tax compliance, tax advice and tax planning totaled approximately $481,000 in 2002 and $687,000 in 2001.

  All Other Fees

        Fees for all other services not included above totaled approximately $23,000 in 2002 and $90,000 in 2001, principally including energy and steam studies, procurement programs to improve the operating performance at our properties and assist in the business continuity plan.

        Our Audit Committee has considered whether (and has determined that) the provision by Ernst & Young LLP of the services described under "All Other Fees" is compatible with maintaining Ernst & Young LLP's independence from both management and our company.

        A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

        Our Board of Directors unanimously recommends a vote FOR the ratification of the selection of Ernst & Young LLP as our independent auditors.

AUDIT COMMITTEE REPORT

        The following is a report by our Audit Committee regarding the responsibilities and functions of our Audit Committee.

        Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors, in accordance with our Audit Committee Charter, which our Audit Committee adopted in 2001. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2002 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        Our Audit Committee reviewed with the independent auditors, who are responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. Our Audit Committee received the written disclosure and the letter from our independent auditors required by the Independence Standards Board Standard No. 1, as currently in effect, discussed with our independent auditors the auditors' independence from both management and our company and considered the compatibility of our independent auditors' provision of non-audit services to our company with their independence.

        Our Audit Committee discussed with our independent auditors the overall scope and plans for their audit. Our Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting, including off-balance sheet investments.

        In reliance on the reviews and discussions referred to above, but subject to the limitations on the role and responsibilities of our Audit Committee referred to below, our Audit Committee recommended to our Board of Directors (and our Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission, or the SEC.

        The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and our independent auditors. Accordingly, our Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Ernst & Young LLP is in fact "independent."

Submitted by our Audit Committee
Edwin Thomas Burton, III (Chairman) John H. Alschuler, Jr. John S. Levy

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information regarding the base compensation awarded to our Chief Executive Officer and each of our other four most highly compensated executive officers whose base salary, on an annualized basis, exceeded $100,000 during the fiscal year ended December 31, 2002.

	Annual Compensation					Long-Term Compensation
Name And Principal Position	Year	Salary($)		Bonuses($)(1)	Other Annual(2)	Restricted Stock Awards		Securities Underlying Options/ SARs(3)	All Other ($)
Stephen L. Green	2002	$400,000		$1,300,000	-0-	-0-		210,000	-0-
Chairman of the Board,	2001	$400,000		$400,000	-0-	-0-		300,000	-0-
Chief Executive Officer	2000	$350,000		$325,000	-0-	-0-		300,000	-0-
Marc Holliday	2002	$400,000		$1,100,000	$387,000	-0-		210,000	$3,400
President	2001	$400,000		$850,000	$275,850	$2,776,200	(4)	-0-	$1,700
	2000	$300,000		$100,000	$247,500	-0-		40,000	$300,000
Michael W. Reid	2002	$350,000		$350,000	$128,040	-0-		100,000	-0-
Chief Operating Officer	2001	$289,400	(5)	$150,000	N/A	$847,800	(6)	50,000	-0-
	2000	N/A		N/A	N/A	N/A		N/A	N/A
Gerard T. Nocera	2002	$300,000		$395,000	$55,278	-0-		100,000	$3,400
Executive Vice President,	2001	$300,000		$250,000	$50,400	-0-		-0-	$1,700
Director of Real Estate	2000	$200,000		$125,000	$38,813	-0-		30,000	-0-
Thomas E. Wirth	2002	$225,000		$325,000	$70,098	-0-		75,000	$3,400
Chief Financial Officer	2001	$190,000		$150,000	$37,296	$439,500	(7)	-0-	$1,600
	2000	$175,000		$50,000	$28,721	-0-		30,000	-0-

(1)
In September 2000, our preferred equity interest in 1370 Avenue of the Americas was redeemed and we recognized a gain of $8.5 million. As a result of the sale, a $2.8 million compensation award was granted to certain members of management. This award is being paid out over a three-year period beginning in 2001. In 2002, Marc Holliday, Gerard T. Nocera and Thomas E. Wirth received $500,000, $70,000 and $50,000, respectively, pursuant to this compensation award.
(2)
Represents the full amount of cash payments to be made with respect to tax payments due on the corresponding restricted stock awards that vested during that year.
(3)
As of December 31, 2002, options to purchase a total of 1,050,000 shares of common stock have been granted to our directors and employees, including options to purchase 695,000 shares of common stock granted to the named executive officers.
(4)
Represents the full value of the restricted stock award made in 2001 pursuant to this officer's employment agreement, which award vests as follows: 30,000 shares on July 17, 2004, 30,000 shares on July 17, 2005, 30,000 shares on July 17, 2006 and 15,000 shares on January 17, 2007, subject to specified company performance measures. See "—Employment and Noncompetition Agreements" below for vesting of prior grant. Dividends are payable on the restricted stock to the same extent and on the same date as dividends are paid on our common stock.
(5)
Mr. Reid joined our company in February 2001 as Chief Operating Officer. Pursuant to his employment agreement, Mr. Reid was entitled to receive an annual base salary of $350,000, which was pro-rated for fiscal year 2001.
(6)
Represents the full value of the restricted stock award made in 2001 pursuant to this officer's employment agreement, which award vests as follows: 33 1/3% on each of the first three anniversaries of the date of the employment agreement, subject to specified company performance measures. See "—Employment and Noncompetition Agreements" below. Dividends are payable on the restricted stock to the same extent and on the same date as dividends are paid on our common stock.
(7)
Represents the full value of the restricted stock award made in 2001 pursuant to this officer's employment agreement, which award vests as follows: 15% on each of the first two anniversaries of the date of the employment agreement and 70% on the third anniversary, subject to specified company performance measures. See "—Employment and Noncompetition Agreements" below. Dividends are payable on the restricted stock to the same extent and on the same date as dividends are paid on our common stock.

Option/SAR Grants In Fiscal Year 2002

        The following table sets forth the options/stock appreciation rights, or SARs, granted with respect to the fiscal year ended December 31, 2002 to our named executive officers.

					Potential Realizable Value At Assumed Annual Rates Of Share Price Appreciation For Option Term(3)
		Percent Of Total Options/SARs Granted To Employees In Fiscal Year
	Number Of Securities Underlying Options/SARs Granted(1)		Exercise Price Per Share Of Common Stock(2)
Name
				Expiration Date	5%	10%
Stephen L. Green	210,000	20%	$28.10	October 10, 2012	$3,711,107	$9,404,674
Marc Holliday	210,000	20%	$28.10	October 10, 2012	$3,711,107	$9,404,674
Michael W. Reid	100,000	9.5%	$28.10	October 10, 2012	$1,767,194	$4,478,416
Gerard T. Nocera	100,000	9.5%	$28.10	October 10, 2012	$1,767,194	$4,478,416
Thomas E. Wirth	75,000	7.1%	$28.10	October 10, 2012	$1,325,395	$3,358,812

(1)
These options will vest over a five year period as follows: 0% on 10/10/03 and 10/10/04; 20% on 10/10/05; 30% on 10/10/06; and 50% on 10/10/07.

(2)
The exercise price for the options was based on the market price of the common stock on the date the options were granted.

(3)
In accordance with the rules of the SEC, these amounts are the hypothetical gains, or "option spreads" from the exercise price, that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an actual increase in the price of the common stock, which would benefit all stockholders.

Aggregated Option/SAR Exercises in Fiscal Year 2002 and 2002 Year-End Option/SAR Values

        The following table sets forth the value of options held at the end of 2002 by our named executive officers. No named executive officer exercised options in 2002, except for Gerard T. Nocera, who exercised 45,000 options on February 8, 2002, with the aggregate value realized of $583,555.

	Number of shares underlying unexercised options/SARs at fiscal year-end		Value of unexercised in-the- money options/SARs at fiscal year-end ($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen L. Green	500,001	734,999	$4,743,756	$3,398,806
Marc Holliday	322,667	327,333	$2,704,770	$1,717,980
Michael W. Reid	10,000	140,000	$33,400	$483,600
Gerard T. Nocera	65,000	145,000	$727,437	$737,937
Thomas E. Wirth	32,000	110,000	$346,200	$518,813

(1)
The value of unexercised in-the-money options at fiscal year-end based on the market price for our common stock at the close of trading on December 31, 2002 of $31.60 per share.

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2002, relating to our equity compensation plans pursuant to which shares of our common stock or other equity securities may be granted from time to time.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	2,840,996	$25.62	2,199,812
Equity compensation plans not approved by security holders(2)	437,667	$24.58	-0-

Total	3,278,663	$25.49	2,199,812

(1)
Includes information related to our Amended 1997 Stock Option and Incentive Plan, as amended.

(2)
Certain of our employees, most of whom were executive officers, were granted an aggregate of 435,000 options as part of their initial employment agreements entered into at the time the employees first joined our company. The options have a weighted average exercise price of $24.61. A substantial portion of the options were issued during or before calendar year 2000 and no option grants have been made outside of our Amended 1997 Stock Option and Incentive Plan, as amended, subsequent to February 2001.

Employment and Noncompetition Agreements

        Each of the named executive officers has entered into an employment and noncompetition agreement with us.

        In general, each agreement provides for certain benefits in the event of termination of the named executive officer by us without "Cause" or resignation by the named executive officer with "Good Reason" (as such terms are defined in each agreement). Subject to certain exceptions, these benefits generally include the continued payment of the named executive officer's base salary and bonus during the remaining term of the agreement, immediate or continued vesting of all equity awards as well as continued entitlement to receive other benefits conferred under the agreement for such remaining term. Under each agreement, the named executive officer is entitled to certain specified benefits, including continued payment of base salary and, in some cases, bonus, in the event of his death or disability. In addition, each agreement, subject to certain exceptions, prohibits the named executive officer from engaging, directly or indirectly, during the term of his employment and for a specified period following termination of employment, in certain competitive activities.

        Certain specific terms of each agreement are set forth below.

        Stephen L. Green's employment and noncompetition agreement was amended in 2000 and was set to expire on August 20, 2002. Under the 2000 amendment, Mr. Green received options to purchase 300,000 shares of common stock. Effective August 20, 2002, Mr. Green entered into a new employment and noncompetition agreement with us that runs through December 31, 2007. The agreement provides for an automatic renewal for successive one-year terms unless notice of non-renewal is given at least three (3) months prior to the expiration of such renewal term. Pursuant to the agreement, Mr. Green received, among other things, an annual base salary of $600,000, effective January 1, 2003, and 175,000 shares of restricted common stock in January 2003, 50% of which will vest equally over five years and is based solely on continued employment and the remaining 50% of which will vest equally over five years, subject to the attainment of specified financial performance goals during the vesting period. Pursuant to the agreement, Mr. Green is also entitled to cash payments from us with respect to tax payments due on the portion of the restricted stock grant that vests each year.

        Marc Holliday's amended and restated employment and noncompetition agreement, dated January 17, 2001, has a term of six (6) years, which will automatically renew for successive nine (9) month periods unless either Mr. Holliday or our company serves the required notice under the agreement. Pursuant to the agreement, Mr. Holliday received, among other things, a non-recourse loan from us in the amount of $1,000,000. The loan is forgivable upon the attainment of specified financial performance goals prior to December 31, 2006, provided that Mr. Holliday remains employed by us until January 17, 2007. Under the term of his original employment and noncompetition agreement, Mr. Holliday received 150,000 shares of restricted common stock. Subsequently, pursuant to the terms of his amended and restated employment and noncompetition agreement, Mr. Holliday received 105,000 additional shares of restricted common stock. Prior to January 1, 2002, 67,500 shares of the original restricted stock grant vested. The aggregate of the remaining shares under the original restricted stock grant and the subsequent restricted stock grant all vest as follows: 30,000 shares vested on July 17, 2002, 30,000 shares vest on July 17, 2003, 30,000 shares vest on July 17, 2004, 30,000 shares vest on July 17, 2005, 30,000 shares vest on July 17, 2006, and the remaining 37,500 shares vest on January 17, 2007. However, the vesting of the original restricted stock grant and the subsequent restricted stock grant is further conditioned upon the attainment of specified financial performance goals during the vesting period. Pursuant to the agreement, Mr. Holliday is also entitled to cash payments from us with respect to tax payments due on the portion of the original restricted stock grant and the subsequent restricted stock grant that vests each year.

        Michael W. Reid entered into an employment and noncompetition agreement with us on February 26, 2001. The term of the agreement is three (3) years, which term does not renew automatically, but will be extended unless six months advance notice of termination is given. Pursuant to the agreement, Mr. Reid received, among other benefits, options to purchase 50,000 shares of common stock, which options vest equally over a five year period, and 30,000 shares of restricted common stock. The restricted stock vests equally over three years, provided that the vesting is further conditioned upon the attainment of specified financial performance goals during the vesting period. Pursuant to the agreement, Mr. Reid is also entitled to cash payments from us with respect to tax payments due on the portion of the restricted stock that vests each year.

        Gerard T. Nocera entered into an amended and restated employment and noncompetition agreement with us on September 30, 1998. The agreement provided for an original three-year term that expired on October 1, 2001 and automatic renewal for additional one-year terms unless notice of non-renewal is given at least six (6) months prior to the expiration of such renewal term. Pursuant to the agreement, Mr. Nocera received, among other things, 30,000 shares of restricted common stock on January 1, 1999, all of which vested as of January 1, 2003. Pursuant to the agreement, Mr. Nocera is also entitled to cash payments from us with respect to tax payments due on the portion of the restricted stock that vests each year.

        Thomas E. Wirth entered into an employment and noncompetition agreement with us on August 23, 2001. The term of the agreement is three (3) years starting September 1, 2001, which term does not renew automatically, but will be extended unless six months advance notice of termination is given. Pursuant to the agreement, Mr. Wirth received, among other benefits, 15,000 shares of restricted common stock. The restricted stock vests over three years, with 15% vesting the first and second years and the remaining 70% vesting the third year, provided that the vesting is further conditioned upon the attainment of specified financial performance goals during the vesting period. Pursuant to the agreement, Mr. Wirth is also entitled to cash payments from us with respect to tax payments due on the portion of the restricted stock that vests each year.

Report on Executive Compensation

        The following is a report by our Compensation Committee regarding our executive compensation objectives, executive compensation program and the compensation of our Chief Executive Officer.

        Executive Compensation Objective.    The objective of our executive compensation program is to attract, retain and motivate talented executives that will maximize stockholder value. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of long-term incentives through equity-based compensation and annual incentives through cash bonuses. The program is intended to align the interests of executives with those of our stockholders by linking a portion of executive compensation directly to increases in stockholder value. We seek to provide total compensation to our executive officers which is competitive with total compensation paid by REITs similar to us.

        Proceedings of the Compensation Committee.    Our Compensation Committee determines compensation for our executive officers and is comprised of the independent directors, John H. Alschuler, Jr. (Chairman), Edwin Thomas Burton, III and John S. Levy. Final compensation determinations for each fiscal year generally are made after the end of the fiscal year and after audited financial statements for such year become available. At that time, (i) base salaries for the following fiscal year are set to the extent not already dictated by the terms of existing employment agreements, (ii) cash bonuses, if any, will be determined for the past year's performance and (iii) option grants, if any, will generally be made.

        Our Compensation Committee exercises independent discretion in respect of executive compensation matters. With respect to the compensation of our named executive officers other than Stephen L. Green, our Compensation Committee reviews the recommendations of Stephen L. Green.

        The following is a discussion of each element of our executive compensation:

        Annual Base Salary.    Base salaries for each of our named executive officers are the subject of the employment agreement between us and such named executive officer. Except with respect to Stephen L. Green's employment agreement, each named executive officer's employment agreement provides that such officer's base salary will be reviewed no less frequently than annually.

        Annual Incentives.    Annual incentives are provided in the form of cash bonuses to be paid if certain performance objectives are achieved. In the future, our Compensation Committee may award cash bonuses based primarily upon our Funds from Operations for past periods. Cash bonuses will also be subject to adjustment based upon our Compensation Committee's evaluation of an executive's personal performance. In addition, Marc Holliday's employment agreement requires that Mr. Holliday be awarded a minimum annual cash bonus of $200,000, Michael W. Reid's employment agreement requires that Mr. Reid be awarded a minimum annual cash bonus of $150,000, and Thomas E. Wirth's employment agreement requires that Mr. Wirth be awarded a minimum annual cash bonus of $100,000.

        Long-Term Incentives.    Long-term incentives are provided to executives through the grant of stock options or awards. The grant of stock options or awards are intended to align the executive's long-term objectives with those of our stockholders. Our Amended 1997 Stock Option and Incentive Plan, as amended, is administered by our Compensation Committee, which has the discretion to determine those individuals to whom options or awards will be granted, the number of shares subject to options or awards and other terms and conditions of the options or awards.

        2002 Chief Executive Officer Compensation.    For the fiscal year ended December 31, 2002, Stephen L. Green's base salary was $400,000 as determined by our Compensation Committee. Our Compensation Committee also awarded to Mr. Green an option to purchase 210,000 shares of common stock and a $1,300,000 cash bonus. These awards were determined by our Compensation Committee substantially in accordance with the policies described above relating to all of our named executive officers. In making such determinations, our Compensation Committee noted several factors, including our achievement of a 10.7% increase in Funds from Operations per share in 2002 over levels achieved in 2001 and total return to stockholders of 9.7% in 2002.

        Tax Deductibility Of Executive Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. Our Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate compensation for their performance. We paid compensation of approximately $1,200,000 to our named executive officers during 2002 which would be nondeductible under the limitations set forth in Section 162(m).

Submitted by our Compensation Committee of our Board of Directors
John H. Alschuler, Jr. (Chairman) Edwin Thomas Burton, III John S. Levy

STOCK PERFORMANCE GRAPH

        The following graph provides a comparison of the cumulative total stockholder return on the common stock from the closing price on December 31, 1997 of $25.94 per share to the closing price per share on the NYSE on December 31, 2002 with the cumulative total return on the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's REIT Composite Index for the same periods. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the common stock, the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's REIT Composite Index on December 31, 1997 and (ii) reinvestment of dividends. The historical information set forth below is not necessarily indicative of future performance. The data shown is based on the share prices or index values, as applicable, as of the end of each month shown.

	DEC-97(1)	DEC-98	DEC-99	DEC-00	DEC-01	DEC-02
SL Green	100.00	88.67	95.55	129.98	150.36	163.35
S&P 500	100.00	128.58	155.63	141.46	124.66	97.12
S&P REIT	100.00	80.33	70.18	83.86	89.05	86.60

Source for Standard & Poor's 500 Composite Stock Price Index and Standard & Poor's REIT Composite Index data: Standard & Poor's

(1)
Assumes (i) an initial investment of $100 in our common stock, in the Standard & Poor's 500 Composite Stock Price Index and in the Standard & Poor's REIT Composite Index on December 31, 1997 and (ii) reinvestment of dividends.

        The stock performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that such information be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The following table sets forth the beneficial ownership of common stock, as of March 19, 2003, for (i) each of our stockholders holding more than a 5% beneficial interest in our company, (ii) each of our named executive officers who is not a director and (iii) our directors and executive officers as a group. Stock ownership of our directors appears under the heading "Information Regarding the nominees and the Continuing Directors" in this Proxy Statement. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.

Name	Amount And Nature Of Beneficial Ownership Of Common Stock(1)	Percent Of Total(2)
Michael W. Reid(3)	50,000	*
Gerard T. Nocera(3)	165,088	*
Thomas E. Wirth(3)	50,500	*
Cohen & Steers Capital Management, Inc.(4)	3,422,500	11.3%
Deutsche Bank AG(5)	2,271,729	7.5%
Lend Lease Real Estate Investments, Inc.(6)	1,738,850	5.7%
Capital Group International, Inc.(7)	1,712,330	5.6%
All Directors And Executive Officers As A Group (9 Persons)	3,686,183	11.9%

*
Less than 1% of class.

(1)
For purposes of this table, a person is deemed to have "beneficial ownership" of the number of shares of common stock that such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days or pursuant to the redemption of units (assuming we elect to issue common stock rather than pay cash upon such redemption). Units are exchangeable for cash or, at our option, on a one-for-one basis for shares of common stock, subject to certain limitations.

(2)
As of March 19, 2003, 30,918,655 shares of common stock were outstanding. For purposes of computing the percentage of outstanding shares of common stock held by each person, any share of common stock which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days or pursuant to the redemption of units (assuming we elect to issue common stock rather than pay cash upon redemption) is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
The business address for this stockholder is 420 Lexington Avenue, New York, New York 10170.

(4)
The business address for this stockholder is 757 Third Avenue, New York, New York 10017. Pursuant to a Schedule 13G filed with the SEC, as of December 31, 2002, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(5)
The business address for this stockholder is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany. Pursuant to a Schedule 13G filed with the SEC, as of December 31, 2002, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(6)
The business address for this stockholder is 1995 University Avenue, Suite 550, Berkeley, California 94704. Pursuant to a Schedule 13G filed with the SEC, as of December 31, 2002, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(7)
The business address for this stockholder is 11100 Santa Monica Blvd., Los Angeles, California 90025. Pursuant to a Schedule 13G filed with the SEC, as of December 31, 2002, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by the SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied, except that, due to an oversight by counsel, Mr. Stephen L. Green, our Chief Executive Officer, did not timely file a Form 4 to report two transactions that occurred on the same day.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Cleaning Services

        First Quality Maintenance, L.P. provides cleaning, extermination and related services with respect to certain of the properties owned by us. First Quality is owned by Gary Green, a son of Stephen L. Green, our Chairman of the Board and Chief Executive Officer. First Quality also provides additional services directly to tenants on a separately negotiated basis. The aggregate amount of fees paid by us to First Quality for services provided (excluding services provided directly to tenants) was approximately $3,400,000 in 2002, $3,600,000 in 2001 and $2,800,000 in 2000. In addition, First Quality has the non-exclusive opportunity to provide cleaning and related services to individual tenants at our properties on a basis separately negotiated with any tenant seeking such additional services. First Quality leases 12,290 square feet of office and storage space at 70 West 36th Street pursuant to a lease that expires on December 31, 2005 and provides for annual rental payments, based on December 2002 rent payments, of approximately $173,000, before a $43,000 construction allowance paid by First Quality.

Leases

        Nancy Peck and Company leases 2,013 feet of space at 420 Lexington Avenue, New York, New York 10170 pursuant to a lease that expires on June 30, 2005 and provides for annual rental payments of approximately $62,000. Nancy Peck and Company is owned by Nancy Peck, the wife of Stephen L. Green. The rent due under the lease is offset against a consulting fee, totaling $10,000 per month, we pay to her under a consulting agreement.

Security Services

        Classic Security LLC provides security services with respect to certain properties owned by us. Classic Security is owned by Gary Green, a son of Stephen L. Green. The aggregate amount of fees paid by us for such services was approximately $3,200,000 in 2002, $2,200,000 in 2001 and $1,800,000 in 2000.

Messenger Services

        Bright Star Couriers LLC provides messenger services with respect to certain properties owned by us. Bright Star Couriers is owned by Gary Green, a son of Stephen L. Green. The aggregate amount of fees paid by us for such services was approximately $87,000 in 2002 and none in 2001 and 2000.

Brokerage Services

        Sonnenblick-Goldman Company, a nationally recognized real estate investment banking firm, provided mortgage brokerage services with respect to securing approximately $205,000,000 of first mortgage financing for 100 Park Avenue in 2000 and 1250 Broadway in 2001. Morton Holliday, the father of Marc Holliday, was a Managing Director of Sonnenblick at the time of the financings. The fees paid by us to Sonnenblick for such services were none in 2002 and approximately $319,000 in 2001 and $358,000 in 2000.

Management Fees

        S.L. Green Management Corp. receives property management fees from certain entities in which Stephen L. Green owns an interest. The aggregate amount of fees paid to S.L. Green Management Corp. from such entities was approximately and $242,000 in 2002, $212,000 in 2001 and $209,000 in 2000.

Indebtedness of Management

        On January 17, 2001, Mr. Marc Holliday, our President, received a non-recourse loan from us in the principal amount of $1,000,000 pursuant to his amended and restated employment and noncompetition agreement. This loan bears interest at the applicable federal rate per annum and is secured by a pledge of certain of Mr. Holliday's shares of our common stock. The principal of and interest on this loan is forgivable upon our attainment of specified financial performance goals prior to December 31, 2006, provided that Mr. Holliday remains employed by us until January 17, 2007. On April 17, 2000, Mr. Holliday received a loan from us in the principal amount of $300,000, with a maturity date of July 17, 2003. This loan bears interest at a rate of 6.60% per annum and is secured by a pledge of certain of Mr. Holliday's shares of our common stock. On May 14, 2002, Mr. Holliday entered into a loan modification agreement with us in order to modify the repayment terms of the $300,000 loan. Pursuant to the agreement, $100,000 (plus accrued interest thereon) is forgivable on each of January 1, 2004, January 1, 2005 and January 1, 2006, provided that Mr. Holliday remains employed by us through each such date. In addition, the $300,000 loan shall be forgiven if and when the $1,000,000 loan that Mr. Holliday received pursuant to his amended and restated employment and noncompetition agreement is forgiven.

        On November 13, 2000, Mr. Andrew S. Levine, our General Counsel and Executive Vice President, received a personal loan from us in the principal amount of $100,000 pursuant to his employment and noncompetition agreement. Pursuant to the agreement, the principal of and interest on this loan was forgiven by us because Mr. Levine continued to be employed by us as of November 13, 2002. This loan bore interest at the applicable federal rate per annum.

OTHER MATTERS

Solicitation of Proxies

        We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of Morrow & Co., Inc. at an aggregate estimated cost of $4,500 plus out-of-pocket expenses.

Stockholder Proposals

        Stockholder proposals intended to be presented at the 2004 annual meeting of stockholders must be received by our Secretary no later than November 20, 2003 in order to be considered for inclusion in our proxy statement relating to the 2004 meeting pursuant to Rule 14a-8 under the Exchange Act.

        For a proposal of a stockholder to be presented at the 2004 annual meeting of stockholders, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, it must be received at our principal executive offices after November 9, 2003 and on or before February 22, 2004, unless the 2004 annual meeting of stockholders is scheduled to take place before April 30, 2004 or after July 6, 2004. Our Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in our Bylaws, to us at our principal executive offices not less than 75 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the anniversary date, such nominations or proposals must be delivered to us not earlier than the 180th day prior to such meeting and not later than the later of the 75th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the meeting is first made or notice of the meeting is mailed to stockholders. Any such proposal should be mailed to: SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attn: Andrew S. Levine, Secretary.

Other Matters

        Our Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of our Board of Directors

Andrew S. Levine Secretary
New York, New York March 19, 2003

SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York 10170

Proxy for Annual Meeting of Stockholders to be held on May 7, 2003

THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Stephen L. Green and Andrew S. Levine and either of them, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of SL Green Realty Corp. held of record by the undersigned as of the close of business on March 19, 2003, on behalf of the undersigned at the annual meeting of stockholders to be held at the Grand Hyatt New York, Park Avenue at Grand Central, 109 East 42nd Street, New York, New York, 10:00 a.m., local time, on Wednesday, May 7, 2003 and at any adjournments or postponements thereof.

        When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the nominees of our Board of Directors listed in Proposal 1 and FOR Proposal 2. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with our Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

Please vote and sign on other side and
return promptly in the enclosed envelope.

SEE REVERSE SIDE

☒ Please mark your votes as in this example.

1.
To elect two Class III Directors of our company to serve until the 2006 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Nominees:  John H. Alschuler, Jr.
                    Stephen L. Green

FOR ALL	WITHHOLD ALL	FOR ALL (except as marked to the contrary below)
☐	☐	☐
2.
To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.
To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of annual meeting of stockholders, the proxy statement with respect thereto and our 2002 annual report to stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

☐  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Signature: _________________ Date: ________________ Signature: ________________ Date: ________________

If Held Jointly

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Table of Contents
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS